EXHIBIT 23.1

Moen and Company
Chartered Accountants
1400 IBM Tower, 701 West Georgia Street,
PO Box 10129,
Vancouver, British Columbia
Canada, V7Y 1C6

CONSENT OF INDEPENDENT ACCOUNTANTS

October 11, 2002

Board of Directors
ECP Ventures Inc.
Reno, Nevada

We hereby consent to the use of our report dated May 6, 2002, on the financial statements of ECP Ventures Inc. as of April 30, 2002, and the period then ended, and the inclusion of our name under the heading "Experts" in the Amendment No. 3 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

We also hereby consent to the incorporation by reference of our independent accountants' review engagement report dated October 7, 2002 relating to the Balance Sheets of ECP Ventures, Inc. as at September 30, 2002, June 30, 2002 and March 31, 2002 and the Statements of Operations, Retained Earnings (Deficit), Cash Flows and Stockholders' Equity for the period from date of inception March 12, 2002 to September 30, 2002 in the Registration Statement Amendment No 3 to Form SB-2 of ECP Ventures Inc.

MOEN AND COMPANY

By: /s/ "Irving P. Moen"